                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             BCT International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                            BCT International, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------
Notes:

                                  [LOGO] BCT(R)
                              Proxy Statement 2002

                             BCT INTERNATIONAL, INC.
                              3000 N.E. 30th Place
                       Fort Lauderdale, Florida 33306-1957

Dear Stockholder:

      The 2002 Annual Meeting of Stockholders of BCT International, Inc. will be held at the Corporate Office, 3000 N.E. 30th Place, 5th Floor, Fort Lauderdale, Florida on Tuesday, July 23, 2002, at 9:00 a.m. You are invited to attend the meeting to consider personally the business described in the accompanying notice of annual meeting and proxy statement.

     At the meeting there will be a current report on the activities of the Company. Stockholders will have an opportunity at that time to comment on or to inquire about the affairs of the Company that may be of interest to stockholders generally.

     It is important to ensure that your shares be represented at the meeting whether or not you plan personally to attend. We urge you to promptly complete, sign, date, and return the enclosed proxy in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person by giving notice to the Secretary in writing before the proxy is voted.

Sincerely,

/s/ William A. Wilkerson

WILLIAM A. WILKERSON
Chairman of the Board

June 28, 2002

                             BCT INTERNATIONAL, INC.
                              3000 N.E. 30th Place
                      Fort Lauderdale, Florida 33306-1957


                              NOTICE OF 2002 ANNUAL
                            MEETING OF STOCKHOLDERS

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of BCT International, Inc., (the "Company") will be held at the Corporate Office, 3000 N.E. 30th Place, 5th Floor,, Fort Lauderdale, Florida on Tuesday, July 23, 2002, at 9:00 a.m. (local time) for the following purposes:

      A. To elect directors.

      B. To consider and vote on:
         (1) A proposal to approve the selection by the Board of Directors of the firm of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending February 28, 2003.

      C. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on June 28, 2002 are entitled to notice of and to vote at the annual meeting.

     The Company's Proxy Statement is submitted herewith. The Company's Annual Report for the fiscal year ended February 28, 2002 is enclosed.

                             By Order of the Board of Directors


                             /s/ Michael R. Hull
                             MICHAEL R. HULL
                             Secretary

     A proxy is enclosed with this Notice and Proxy Statement. Please COMPLETE, SIGN, DATE and promptly return your proxy in the enclosed envelope. This will assure a quorum and save further solicitation costs. If you attend the meeting, you may revoke your proxy and vote in person by giving notice to the Secretary in writing before the proxy is voted.

                             BCT INTERNATIONAL, INC.
                              3000 N.E. 30th Place
                      Fort Lauderdale, Florida 33306-1957
                             Telephone(954)563-1224


                                  2002 ANNUAL
                             MEETING OF STOCKHOLDERS

                                 PROXY STATEMENT

                                  June 28, 2002

                               GENERAL INFORMATION

Introduction
     The enclosed proxy, which is to be used only at the Annual Meeting of Stockholders of BCT International, Inc., (the "Company") to be held on July 23, 2002 and any and all adjournments thereof (the "Annual Meeting"), is solicited on behalf of the Board of Directors of the Company at the Company's expense. The purposes of the Annual Meeting are set forth in the accompanying Notice of 2002 Annual Meeting of Stockholders.

     The solicitation is being made by mail, but officers of the Company may solicit proxies personally, by telephone, fax or by e-mail. The Company does not presently intend to pay compensation to anyone for the solicitation of proxies, except that it will reimburse brokers, custodians and other nominees and fiduciaries for the cost of transmitting the proxy material to stockholders.

     Any stockholder executing a proxy retains the right to revoke it by written notice to the Secretary of the Company at any time before it is voted.

     Only holders of record of issued and outstanding Common Stock, $.04 par value per share ("Common Stock"), of the Company at the close of business on June 28, 2002 are entitled to vote at the Annual Meeting. Each share is entitled to one vote. As of that date, the Company had outstanding 5,828.458 shares of Common Stock. The presence, in person or by proxy, of a majority of the issued and outstanding Common Stock of the Company will constitute a quorum for the transaction of business at the Annual Meeting.

     Shares represented by proxy in the form enclosed, duly executed and returned to the Company prior to or at the Annual Meeting and not revoked, will be voted. Where a specification is made by means of the ballot provided in the proxy, such proxy will be voted in accordance with such specification. Where no such specification is made, such proxy will be voted for the election of Directors in accordance with managment's nominations and in favor of the proposal described herein and listed as Proposal 1 in the accompanying Notice of 2002 Annual Meeting of Stockholders.

     As of this date, the Board of Directors is not aware that any matter is to be presented for action at the Annual Meeting other than those referred to in the Notice of 2002 Annual Meeting of Stockholders, but the proxy form sent herewith, if executed and returned, gives discretionary authority with respect to any other matters that may come before the Annual Meeting.

     This proxy material, including the Notice of 2002 Annual Meeting of Stockholders, Proxy Statement, Proxy and Annual Report for the fiscal year ended February 28, 2002, was first mailed to stockholders on or about July 5, 2002.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth as of June 28, 2002 information with respect to the only persons known to the Company to be beneficial owners of more than 5% of the Company's outstanding stock (excluding treasury stock), as well as the beneficial ownership of all directors and officers of the Company individually and all directors and officers as a group. Based on the information available to the Company, except as set forth in the accompanying footnotes, each person has sole investment and voting power with respect to the shares of Common Stock indicated. At June 28, 2002, 5,828,458 shares of common stock were outstanding.

                                       Number of Shares             Percent of
                                        Beneficially                Outstanding
Name                                      Owned(1)                 Common Stock
----                                      --------                 ------------

Certain Beneficial Owners:

Officers and Directors:

William A. Wilkerson                   3,017,782 (2)                  55.38%
Henry A. Johnson                          96,007 (3)                   1.86%
Jeff Hewson                               70,541 (4)                   1.37%
John Galardi                              20,000 (5)                    .39%
Michael R. Hull                            8,750 (6)                    .17%
Philip Pisciotta                            none                       none
All Officers, Directors,
and Nominees                           3,213,080 (7)                   58.0%
as a group (6 persons)
----------------------

(1) This column sets forth shares of Common Stock which are deemed to be "beneficially owned" by the persons named in the table under Rule 13d-3 of the Securities and Exchange Commission ("SEC").

(2)  Includes 327,500 shares covered by currently exercisable stock options.

(3)  Includes 27,500 shares covered by currently exercisable stock options.

(4)  Includes 30,000 shares covered by currently exercisable stock options.

(5)  Includes 20,000 shares covered by currently exercisable stock options.

(6)  Includes 8,250 shares covered by currently exercisable stock options.

(7)  Includes 413,250 shares covered by currently exercisable stock options.

Availability of Form 10-K Report

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED FEBRUARY 28, 2002 (INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE, UPON WRITTEN REQUEST, TO ANY PERSON WHO ON JUNE 28, 2002 EITHER HELD COMMON STOCK OF THE COMPANY IN HIS OR HER NAME OR WAS THE BENEFICIAL OWNER OF SUCH STOCK HELD IN THE NAME OF ANOTHER PERSON. STOCKHOLDERS SHOULD SEND THEIR REQUESTS TO: BCT INTERNATIONAL, INC., 3000 N.E. 30th PLACE, 5TH FLOOR, FORT LAUDERDALE, FLORIDA 33306-1957, ATTENTION: CORPORATE SECRETARY. OWNERS OF STOCK HELD IN THE NAME OF ANOTHER PERSON MUST INCLUDE IN THEIR REQUESTS A REPRESENTATION THAT THEY WERE THE BENEFICIAL OWNERS OF COMMON STOCK OF THE COMPANY AS OF JUNE 28, 2002. THE COMPANY WILL FURNISH ANY EXHIBITS TO FORM 10-K TO EACH STOCKHOLDER REQUESTING THEM UPON PAYMENT OF A FEE OF $.30 PER PAGE TO COVER THEIR COST.

Submission of Stockholder Proposals

     Any stockholder proposals for the 2003 Annual Meeting of Stockholders must be received by the Company no later than April 1, 2003, to be eligible for inclusion in the Company's proxy statement and accompanying proxy for such meeting.

         ELECTION OF DIRECTORS OF THE COMPANY

     As provided for in Article Eight of its Certificate of Incorporation, the Company has a classified Board of Directors consisting of classes I, II, and III, with one class to be elected at each Annual Meeting of Stockholders. The current Directors of the Company by class are as follows:

     Class I                 Class II                Class III
   (expires 2003)         (expires 2005)           (expires 2004)

William A. Wilkerson        John Galardi          Henry A. Johnson
                            Jeff Hewson           Philip Pisciotta

Nominees for Election as Director of the Company

     Messrs. Jeff Hewson, John Galardi, Henry Johnson and Philip Pisciotta have been nominated by the Board of Directors for election as Class II and Class III Directors. If any nominee for director is unable or declines to serve for any reason not now foreseen, the discretionary authority provided in the proxy will be exercised to vote for a substitute. The nominees have consented to serving as directors.

     The following information is set forth below for the nominees: principal occupation during the past five or more years, the period of service as a director of the Company or its predecessor, other directorships and business affiliations (including public Company directorships), and age:

Name                    Age           Position             Director Since
----                    ---           --------             --------------
John Galardi             64         Director                November 2000
Jeff Hewson              58         Nominee                 October 1999
Henry A. Johnson         66         Sr Vice President       February 1975
Philip Pisciotta         63         Director                June 2001

     John N. Galardi was formerly a Director of the Company from August 1990 to November 1995. He joined the Board again in November 2000. He has been a franchisor for more than 30 years and is the Chairman of the Board of Galardi Group, Inc., a restaurant holding company based in Newport Beach, California, which operates 350 fast food restaurants. In addition, Mr. Galardi is an investor in several other private businesses.

     Jeff Hewson has pver 30 years experience in the manufacture and distribution of office and computer supplies. In 1990 Mr. Hewson became President and Director of United Stationers Inc., a leading wholesale distributor of office and computer-related products. He retired as President of United Stationers at the end of 1995, but stayed on the United Stationers Board of Directors until November 1997. Mr. Hewson was also the master license franchisee for BCT Canada, which he successfully developed to nine (9) franchised plants which were sold back to the Company in 1989. Mr. Hewson is currently on the Board of Directors of Kingfield Heath Company, a leading wholesale distributor of office and computer supplies in the United Kingdom.

     Henry A. Johnson, founder of BCT, has been a Director of the Company since January 1986. Mr. Johnson was appointed Senior Vice President of the Company effective March 1, 2001. From January 1986 until October 1988, he was Senior Vice President/Operations of the Company. In October 1988, he resigned his position with the Company and became Senior Vice President/Operations of the Company's Business Cards Tomorrow, Inc., subsidiary ("BCT"). In February 1989, he accepted the additional responsibilities of Executive Vice President of BCT. Previously, he was Senior Vice President/Operations for Business Cards Tomorrow, Inc. (a Florida Corporation), from January 1978. In March 1990, he retired from his position with BCT. Presently, Mr. Johnson is the owner of Colorful Copies in Las Vegas, Nevada.

     Phillip Pisciotta became a Director of the Company in June 2001. Since 1986, he has been the CEO and Chairman and a major stockholder of The Cove Group, Denver, Colorado, which operates two food processing facilities. He is a member of the Board of Directors of Galardi Group, Inc.

Executive Officers of the Company

     The following table sets forth the age, position and term of office (with the Company or its predecessor) of each executive officer of the Company:

                                                              Executive
Executive Officer          Age    Position                    Officer Since
-----------------          ---    --------                    -------------

William A. Wilkerson        60    Chairman of the Board       January 1978

Henry Johnson               66    Sr. Vice President          March 2001

Michael R. Hull             48    Chief Financial Officer,    June 1996
                                  Treasurer and Secretary

     William Wilkerson has been Chairman of the Board and a Director of the Company since January 1986. He was Chief Executive Officer of the Company from May 1988 until October 1997. He was President and Chief Executive Officer of Business Cards Tomorrow, Inc. (a Florida Corporation) from January 1978 to January 1982 and Chairman from January 1982 to January 1986. In February 2001, he was appointed Chief Executive Officer, and in May 2001 was appointed President.

     See information concerning Mr. Johnson under "Election of Directors of the Company", above.

     Michael R. Hull joined the Company in May 1996 and became Vice President/Chief Financial Officer, Treasurer and Secretary effective May 31, 1996. Mr. Hull is a certified public accountant and a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants and has worked in public accounting since 1985. Prior to joining BCT, Mr. Hull served as an audit senior manager with the public accounting firm of Price Waterhouse LLP for three years.

Committees of the Board of Directors of the Company

     The Company's Board of Directors has an Audit Committee, a Compensation Committee, and a Stock Option Committee.

     The Audit Committee's functions are set forth in the Audit Committee Charter in accordance with the rules of the National Association of Securities Dealers ("NASD"). Those functions include evaluating, and recommending to the Board of Directors the engagement of, the Company's independent certified public accountants, reviewing the results of their audit findings, and monitoring on a periodic basis the internal controls of the Company.

     Pursuant to the Audit Committee Charter, the Audit Committee has reviewed and discussed the Company's audited financial statements for its year ended February 28, 2002, with the management of the Company and Company's independent auditors, PricewaterhouseCoopers LLP ("PWC"). The Audit Committee has discussed with management and PWC any significant changes to the Company's accounting principles, the degree of aggressiveness or conservatism of the accounting principles and underlying estimates used in the preparation of the Company's financial statements, and any items required to be communicated by the outside auditors in accordance with Statement of Auditing Standards ("SAS") No.
61. The Audit Committee has reviewed and confirmed the independence of PWC as outside auditors by requiring that PWC submit to the Audit Committee a formal written statement delineating all relationships between PWC and the Company, and has engaged in a dialogue with PWC with respect to any disclosed relationships or services that may impact PWC's objectivity and independence. Based in part on the foregoing, the Audit Committee recommended to the Board that the financial statements as of and for the years ended February 28, 2002, audited by PWC be included in the Company's Annual Report on SEC Form 10-K.

     The Audit Committee consists of Messrs. Hewson (Chairman) and Pisciotta. These members are independent as defined in applicable NASD rules.

     The Compensation Committee consists of Messrs. Hewson (Chairman), Galardi and William Wilkerson. This Committee has the responsibility to review and make recommendations to the Board of Directors regarding executive compensation, except stock option matters.

     The Stock Option Committee consists of Messrs. Hewson (Chairman) and Galardi. This committee has the responsibility to review and make recommendations to the Board of Directors regarding stock options.

     The Company has no Nominating Committee.

Meetings of the Board of Directors of the Company

     During the Company's fiscal year ended February 28, 2002, four meetings of the Board of Directors and two meetings of each Committee of the Board were held.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors, which is comprised of a majority of non-employee directors, has overall responsibility to review and recommend broad-based compensation plans for executive officers of the Company and its BCT subsidiary to the Board of Directors. Pursuant to recently adopted rules designed to enhance disclosure of companies' policies toward executive compensation, set forth below is a report submitted by Mr. Jeff Hewson in his capacity as the Chairman of the Board's Compensation Committee, addressing the Company's compensation policies for fiscal 2002 as they affected the Company's Executive Officers generally and Mr. William A. Wilkerson, Chairman of the
Board and Chief Executive Officer since February 2001, and Mr. Peter T. Gaughn, President and Chief Executive Officer from April

1999 until February 2001, and President and Chief Operating Officer of the Company until May 2001. Mr. Gaughn's employment was terminated by the Company without cause as of May 25, 2001.

Compensation Policies For Executive Officers

     The executive compensation program is based on a philosophy which aligns compensation with business strategy, Company values and management initiatives. The principles underlying this compensation philosophy are: maintenance of a compensation program that will attract, motivate and retain key executives critical to the long-term success of the Company; creation of a performance oriented environment by rewarding performance leading to the attainment of the Company's goals; evaluation of competitiveness of salary and equity incentive opportunities; and determination of the adequacy and propriety of the annual bonus plan, including structure and performance measures.

Relationship of Performance to Compensation

     Compensation paid Mr. Wilkerson in fiscal 2002, consisted of base salary and a cash bonus of $65,000, paid in fiscal 2003.

     The Company's executive compensation policies are oriented primarily toward utilization of objective performance criteria. Subjective performance criteria are utilized to only a limited degree.

     Objective criteria include actual versus target annual operating budget performance and actual versus target annual income growth. Target annual income growth and target annual operating budgets utilized for purposes of evaluating compensation are based on business plans which have been approved by the Board of Directors. Subjective performance criteria encompass evaluation of each officer's initiative and contribution to overall corporate performance, the officer's managerial ability, and the officer's performance in any special projects that the officer may have undertaken. Performance under the subjective criteria was determined at the end of fiscal 2002 after informal discussions with other members of the Board.

Mr. Wilkerson's Fiscal 2002 Compensation

     During fiscal 1993, the Compensation Committee approved a seven year employment contract for Mr. Wilkerson for fiscal years beginning in fiscal 1994. All of Mr. Wilkerson's fiscal 2001 compensation was paid pursuant to this contract. In June 1997, Mr. Wilkerson's contract was extended for an additional three year term through fiscal 2003. The agreement calls for minimum annual salary amounts of $300,000 during the employment term. In May 2000, the Compensation Committee increased Mr. Wilkerson's fiscal 2001 minimum annual salary to $315,000. The Company guaranteed a $2 million bank line of credit for Phoenix Group of Florida, Inc., a company owned by Mr. Wilkerson. In connection with the guarantee, Mr. Wilkerson's employment contract expired on February 28, 2002. Mr. Wilkerson is currently employed without a contract.

     In June, 2002, Mr. Wilkerson's minimum annual salary was increased to $465,000 effective March 1, 2002.

Mr. Gaughn's Fiscal 2002 Compensation

     In May 1999, the Committee approved an employment agreement with Peter T. Gaughn, the President and Chief Executive Officer of the Company. The initial term of the employment agreement was three years, but was subject to automatic extension for successive one-year terms unless either party gives notice of its intent not to renew. The agreement called for minimum annual salary amounts during the initial three-year term of $250,000, $262,000 and $276,000. In addition, the agreement provided for incentive compensation equal to 2.5% of the pretax income of the Company, subject to a limit of $125,000 in fiscal 2000 and the base salary thereafter. Additionally, the agreement granted options to purchase 400,000 shares of Common Stock of the Company at $2.25, of which 100,000 vested immediately and the remainder were scheduled to vest 15% annually over the next five years. Further, the agreement provided for the granting each year of options to purchase shares of the Company's Common Stock equal to the amount of the incentive compensation for that year divided by the market price of the Company's stock on the day preceding the payment of the incentive compensation. These options were to vest 25% immediately and 15% each year for five years thereafter. Mr. Gaughn's employment was terminated without cause on May 25, 2001. Under the terms of Mr. Gaughn's employment agreement, the Company was required to pay Mr. Gaugh's salary at an annual rate of $276,000 through May, 2002. The Company recorded a charge to operations for the entire amount of this payment in the first quarter of fiscal 2002.

                 SUBMITTED BY THE COMPENSATION COMMITTEE OF THE
                          COMPANY'S BOARD OF DIRECTORS:

       JEFF HEWSON          JOHN GALARDI          WILLIAM A. WILKERSON

Executive Compensation and Transactions

     (a) Compensation Tables

     The following tables set forth the compensation received for services in all capacities to the Company during its fiscal years ended February 28, 2002, February 28, 2001 and February 29, 2000, by the executive officers of the Company as to whom the total salary and bonus in the most recent year exceeded $100,000.


                                         BCT International, Inc.
                      Summary Compensation Table . Fiscal Years 2002, 2001 and 2000
                                             000's Ommitted
------------------------------------------------------------------------------------------------------------
                                           Annual Compensation                  Long Term Compensation
                                           -------------------                  ----------------------

                                            Fiscal                                 Form of Payment
                                            ------                                 ---------------
     Name                Position            Year     Salary       Bonus       Cash   Shares   Options
     ----                --------            ----     ------       -----       ----   ------   -------
     W. A. Wilkerson     Chairman of         2002    $327 (1)     $ 65(5)     $392     ---     ---
                         the Board           2001    $327 (1)     $---        $327     ---       5(2)
                                             2000    $312 (1)     $ 40        $352     ---     ---

     H. A. Johnson       Senior              2002    $142 (1)     $ 28(5)     $170     ---     ---
                         Vice President

     M. R. Hull          Chief Financial     2002    $110 (3)     $ 22(5)     $132     ---     ---
                         Officer, Secretary  2001    $106 (3)     $---        $106     ---     ---
                         and Treasurer       2000    $ 96         $ 32        $128     ---      15(4)

(1)  Salary for fiscal 2002, 2001 and 2000 includes a $12 car allowance.
(2)  Options granted in fiscal 2001, all of which immediately vested.
(3)  Salary for fiscal 2002 and 2001 includes a $6 car allowance.
(4) Options granted in fiscal 2000, 25% of which immediately vested and the remainder vesting over five years.
(5)  Represents bonus for fiscal 2002, which was paid in fiscal 2003.

                             BCT International, Inc.
                    Aggregated Option Exercises and Year-End
                          Option Values for Fiscal 2002
                                  000's omitted
                                  -------------

                                                                                    Number of           Value of
                                                                                   Unexercised         In-The-Money
                                                                                    Options at          Options at
                                                Shares                              2/28/02 (#)         2/28/02 ($)
                                              Acquired on             Value        Exercisable/        Exercisable/
Name                   Position                Exercise #          Realized ($)    Unexercisable       Unexercisable
----                   --------                ----------          ------------    -------------       -------------
W. A. Wilkerson       Chairman of
                      the Board                   ---                $ ---            330 / 0             $ 0 / 0


H. A. Johnson         Senior
                      Vice President              ---                $ ---             36 / 0             $ 0 / 0

M. R. Hull            Chief Financial Officer,    ---                $ ---              8 / 7             $ 0 / 0
                      Secretary and Treasurer

                             BCT International, Inc.
                        Executive Management Compensation
                          Option Grants in Fiscal 2002
                                  000's omitted
                                  -------------

                                                                                                           Potential
                                                               % of                                     Realizable Value
                                                               Total                                      at Assumed
                                                              Options                                   Annual Rates of
                                                              Granted                                     Stock Price
                                        Options                 to       Exercise        Expiration       Appreciation
Name              Position              Granted              Employees    Price             Date        for Option Term
----              --------              -------              ---------    -----             ----        ---------------
                                                                                                          5%($) 10%($)
                                                               NONE

     (b) Other Compensation Arrangements

     Outside directors of the Company receive director's fees of $750 per month plus $750 for each Board of Directors meeting attended and $500 for each telephonic meeting and committee meeting attended.

     (c) Performance Graph

     The following graph compares the yearly percentage change during the Company's past five fiscal years in the cumulative total shareholder return on the Company's Common Stock with the cumulative total shareholder return during the same period for (i) the NASDAQ Stock Market (U.S. Companies) and (ii) a peer group index of NASDAQ stocks of companies in the Company's industry (the printing and graphic arts industry). The graph was prepared by the University of Chicago Graduate School of Business Center for Research in Security Prices. The cumulative total return in each case was calculated by dividing: (i) the sum of
(A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period. Raw data forming the basis for the graph, together with a list of the companies comprising the peer group index, is also included.

                Comparison of Five Year-Cumulative Total Returns
                             Performance Graph for
                             BCT INTERNATIONAL, INC.

Prepared by the Center for Research in Security Prices
Produced on 06/20/2002 including data to 02/28/2002

                Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                            BCT International, Inc.

              Produced on 06/20/2002 including data to 02/28/2002

                                   [GRAPHIC]

--------------------------------------------------------------------------------
                                     Legend

Symbol         CRSP Total Returns Index for:                 02/1997  02/1998 02/1999  02/2000  02/2001  02/2002
------         -----------------------------                 -------  ------- -------  -------  -------  -------
               BCT International, Inc.                        100.0     87.5    87.5     66.7     52.1     36.7
               Nasdaq Stock Market (US Companies)             100.0    136.6   178.0    363.1    165.4    134.5
               NASDAQ Stocks (SIC 2750-2759 US Companies)     100.0    111.5    57.4    121.6     34.9     19.0
               Commercial Printing

Notes:
    A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
    B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
    C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.
    D. The index level for all series was net to $100.0 on 02/28/1997.
    E. The Date for BCT International, Inc. from 09/2001 to 02/2002 was provided by the client.
--------------------------------------------------------------------------------

          Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.
                                                               (C)Copyright 2002

     (d) Compliance with Section 16(a) of the Exchange Act

     The Company has reviewed the Forms 3 and 4 and amendments thereto furnished to it pursuant to SEC Rule 16a-3(e) during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year. Based solely on such review and the representations of each director and executive officer, the Company is not aware of any instance involving a late filing of a required form by a person who, at any time during the fiscal year, was a director, executive officer or beneficial owner of more than 10% of the Company's Common Stock and failed to file on a timely basis, as disclosed in the above-described Forms, reports required by the Securities Exchange Act of 1934 during the most recent fiscal year.

     (e) Certain Relationships and Related Transactions

     In February 1996, a company of which Mr. Wilkerson, the Chairman of the Board, was a 50% shareholder, purchased the Honolulu, Hawaii franchise (the "Hawaii Franchise") for a total purchase price of $400,000 plus accounts receivable and inventory. The purchase price was payable pursuant to a $325,000 promissory note, representing an assumption of the prior franchisee's debt to the Company and a $108,000 promissory note representing the value of the inventory and accounts receivable acquired. The $325,000 note bore interest at 8% per year and required equal monthly payments of principal and interest for 10 years based on a 15-year amortization, with a balloon payment due at the end of 10 years. The $108,000 note bore interest at 8% per year and was payable in five years pursuant to equal monthly payments of principal and interest. During fiscal 1997, the Company advanced an additional $65,000 to the Hawaii Franchise in exchange for three promissory notes due February 28, 1997 bearing interest of 8% (the $65,000 notes"). The Hawaii Franchise notes were secured by pledges of substantially all of the assets of the Hawaii Franchise, as well as the joint and several personal guarantees of the shareholders.

     In fiscal 1999, the Company advanced $167,000 to the owners of the Hawaii Franchise. Reserves were recorded by the Company on the accounts and notes receivable relating to the Hawaii Franchise. In May 2000, in order to further secure his obligations to the Company in connection with the Hawaii Franchise, Mr. Wilkerson pledged 100,000 shares of the Company's Common Stock as collateral for those obligations.

     As of May 2001, the Hawaii Franchise was 57 months behind on payments under the $325,000 note and 57 months behind on payments under the $108,000 note. No payments have been made on the $65,000 notes. Further, the Hawaii Franchise's debt to the Company for paper purchases, royalties and other advances totaling $581,000 was more than 90 days past due. In May 2001, the Board of Directors approved the Company's purchase of 50% of the Hawaii Franchise from Mr. Wilkerson's partner in exchange of forgiveness of 50% of the principal amounts owed to the Company by the Hawaii Franchise ($566,000). In connection with the purchase, the Company realized a loss amounting to approximately $466,000, representing the excess of amounts forgiven over the fair market value of the assets acquired. This loss was specifically reserved for in a prior year. In connection with this transaction, the Company received a promissory note from Mr. Wilkerson for the remaining principal balance due the Company ($566,000). The note bears interest of 8% and requires monthly installments of principal and interest consisting of Mr. Wilkerson's proportional share of the monthly cash flow of the business until May 25, 2006 when the remaining principal and accrued interest is due. During the fiscal year ended February 28, 2002, no payments were made under the note because the Hawaii Franchise failed to generate positive cash flow.

     Effective May 8, 1999, the Company entered into a three-year employment agreement with Peter T.. Gaughn, its President and Chief Executive Officer. The agreement provided for a base salary of $250,000 during the first year with minimum 5% salary increases thereafter. In addition, the agreement provided for incentive compensation equal to 2.5% of the Company's pre-tax income, subject to a limit of $125,000 in fiscal 2000 and the base salary thereafter. Additionally, the agreement provided for the grant of options to purchase 400,000 shares of Common Stock at $2.25, of which 100,000 options vested immediately and the remainder were to vest in annual increments of 60,000 shares over the next five years. In addition, the agreement provided for the granting each year of options to purchase a number of shares of Common Stock equal to the amount of incentive compensation for that fiscal year divided by the market price of the Common Stock on the day preceding the payment of the incentive compensation. These options were to vest 25% immediately and 15% each year for five years thereafter.

     Effective May 25, 2001, Mr. Gaughn's employment with the Company was terminated without cause. As prescribed by Mr. Gaughn's employment agreement, Mr. Gaughn received his $276,000 annual salary until May 2002. In addition, Mr. Gaughn was paid $39,000, representing the incentive compensation due him for fiscal 2001 and the first three months of fiscal 2002, and accrued vacation. The Company recorded a charge in operations for the previously unrecorded costs associated with the pay out of Mr. Gaughn's employment agreement in the first quarter of fiscal 2002.

     Effective March 1, 2001, the Company entered into a two-year employment agreement with Henry A. Johnson, a Director and the Company's founder. Under the agreement, Mr. Johnson serves as Senior Vice President of the Company and earns an annual salary of $130,000 plus an annual car allowance of $12,000.

     Effective February 22, 2001, the Company entered into a two-year oral consulting agreement with Jeffrey Hewson, a Director. Under the arrangement, Mr. Hewson is paid $3,500 monthly in addition to his monthly Director fee, and is reimbursed for all related expenses. Pursuant to the agreement, Mr. Hewson is required to perform an operational review of the Company and provide management of the Company with a report on same and to assist management in developing and implementing the future strategic direction of the Company.

     In May 2001, Mr. Wilkerson expressed to the Company's Board his interest in exploring the possibility of purchasing the shares of the Company's common stock not already owned by him. On May 21, 2001, Mr. Wilkerson acquired the right to purchase 623,782 shares of the Company's common stock at a price of $1.75 per share pursuant to an option agreement with Bill LeVine, a former Director of the Company, as Trustee of the 1982 Bill and Bonnie LeVine Trust (the "LeVine Trust"). On June 19, 2001, the Company's Board appointed Jeffrey K. Hewson and Philip M. Pisciotta, both independent Directors, as members of a Special Committee to consider the terms and conditions of a possible future proposal for Mr. Wilkerson and persons affiliated with him to purchase the shares of the Company's common stock not already owned by him. The Special Committee was authorized to engage legal counsel and a financial advisor at the Company's expense, to consider the proposed offer from Mr. Wilkerson as well as any other bonafide offers made to the Company, to negotiate the definitive terms and conditions of any such transaction and to prepare and deliver to the Company's board its presentation and recommendation on the appropriate course of action for the Company.

     On August 9, 2001, the Company entered into an agreement with Mr. Wilkerson and Phoenix Group of Florida, Inc., ("Phoenix") a Nevada corporation wholly-owned by Mr. Wilkerson and formed to hold the shares of the Company's common stock beneficially owned by Mr. Wilkerson, providing the terms and conditions pursuant to which the Company would guarantee a $2 million bank loan to Phoenix, secured by a pledge of substantially all of the Company's assets, which Phoenix and Mr. Wilkerson (the "Acquisition Group") could use to acquire shares of the common stock not owned by the Acquisition Group. The Company agreed to guarantee the bank loan on the following terms and conditions:

            (i) the last year of Mr. Wilkerson's employment agreement with the Company was eliminated, so that the agreement would terminate on February 28, 2002:

            (ii)  Mr. Wilkerson and Phoenix, jointly and severally, agreed to
                  (A) grant the Company an assignable one-year option to repurchase all of the shares of the Company's common stock bought with the borrowed funds at the same price paid by Phoenix and (B) pay the Company's expenses incurred in connection with the transaction, unless (1) Mr. Wilkerson and/or Phoenix made an offer on or before September 30, 2001, to purchase for cash, all of the Company's shares held by public shareholders and provided for a closing of the transaction on or before April 15, 2002 (subject to extension to May 31, 2002 in the event of delays caused by a third party), with the option to run one year from the Acquisition Group's failure to meet the applicable deadline; and (2) such transaction closes on terms deemed "fair" to the Company and its shareholders by the Special Committee; and

            (iii) Mr. Wilkerson and Phoenix, jointly and severally, agreed to immediately reimburse the Company for all payments made pursuant to the guarantee.

As collateral for their reimbursement obligations, Wilkerson and Phoenix granted to the Company a first priority security interest in all shares of the Company's common stock which Phoenix purchased with the borrowed funds and a subordinated security interest in the 935,382 shares of the Company's common stock already owned by Phoenix and pledged to the bank.

     On August 29, 2001, Phoenix purchased an aggregate of 618,482 shares of the Company's common stock from Steven N. Bronson and Catalyst Financial, LLC, at a price of $1.50 per share. On September 1, 2001, pursuant to the LeVine Trust option assigned by Wilkerson to Phoenix, Phoenix exercised the option and purchased the 623,782 shares held by the LeVine Trust at a purchase price of $1.75 per share. In connection with the exercise of the option, Phoenix made a payment of $45,484 to the LeVine trust at the closing and Mr. Wilkerson executed a two-year promissory note in favor of the LeVine Trust for the balance of the aggregate exercise price of $1,046,124. Between August 20 and October 21, 2001, Phoenix purchased an aggregate of 454,036 shares of common stock from various shareholders in private transactions for an aggregate purchase price of $408,632 ($.90 per share). The funds used for these private purchases came from the proceeds of the bank loan.

     On September 20, 2001, Phoenix presented a written offer to purchase all of the Company's shares not owned by Phoenix at a price of $.85 per share. On November 26, 2001, after two months of negotiations between Phoenix and the Special Committee and extensive financial analysis by Capitalink, LLC as financial advisor to the Special Committee, the board of directors of the Company approved a definitive merger agreement between the Company and Phoenix and Wilkerson providing for the Acquisition Group to purchase all of the shares of the Company's outstanding common stock not owned by the Acquisition Group at a price of $1.13 per share. Prior to approving the merger agreement, the board received an opinion from Capitalink stating its belief that the proposed merger consideration was fair from a financial point of view to the Company's stockholders other than the Acquisition Group.

     On April 26, 2002, the Company and Phoenix entered into an agreement terminating the merger agreement. The Company advanced on Wilkerson's behalf payment of approximately $110,000 in legal fees incurred by the Acquisition Group in connection with the proposed merger. Mr. Wilkerson has agreed to repay those advances pursuant to a two-year $110,000 promissory note bearing interest of prime plus 1%.

     (f) Compensation Committee Interlocks and Insider Participation

     Messrs. Hewson and Galardi are currently members of the Board's Compensation Committee.

Proposal 1

APPROVE SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as the independent auditors for the Company for the fiscal year ending February 28, 2003. This selection is submitted for approval by stockholders at the Annual Meeting.

     The affirmative vote of the holders of a majority of the shares voted is required for the approval of the foregoing proposal. The holders of the enclosed proxy will vote to ratify the action of the Board of Directors, unless otherwise directed.

The Board of Directors recommends a vote FOR this Proposal 1.

                             BCT INTERNATIONAL, INC.

                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
              2002 ANNUAL MEETING OF STOCKHOLDERS ON JULY 23, 2002


     The undersigned hereby appoints William A. Wilkerson and Michael R. Hull proxies with power of substitution to vote at the Annual Meeting (including adjournments) of Stockholders of BCT INTERNATIONAL, INC., to be held July 23, 2002, with all powers the undersigned would possess if personally present as specified on the ballot hereon on the election of directors, on the proposals set forth, and in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to the shares covered hereby. A majority (or, if only one, then that one) of the proxies or their substitutes acting at the meeting may exercise all powers hereby conferred.

                         (continued on the reverse side)

/\----------------------------------------------------------------------------/\

                              FOLD AND DETACH HERE

Dear BCT International, Inc. Stockholder:

The 2002 Annual Meeting of Stockholders of BCT International, Inc. will be held at 9:00 a.m. on Tuesday, July 23, 2002, at the Corporate Office, 3000 N.E. 30th Place, 5th Floor, Fort Lauderdale, Florida 33306. You are invited to attend. It is important to ensure that your shares be represented at the meeting whether or not you plan personally to attend. We urge you to promptly complete, sign, date, and return the enclosed proxy in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person by giving notice to the Secretary in writing before the proxy is voted.

Sincerely,


William A. Wilkerson
Chairman of the Board
BCT International, Inc.



                                                                                                              Please mark      [X]
                                                                                                               your votes
                                                                                                             as indicated
                                                                                                            in this example




I. ELECTION OF CLASS II AND CLASS III DIRECTORS                      II. APPROVE SELECTION OF INDEPENDENT AUDITORS
   Nominees:                                                             The Board of Directors recommends a vote FOR the
   Class II:  01 Jeff Hewson and 02 John Galardi                         proposal to select PricewaterhouseCoopers LLP as the
   Class III:  03 Henry A. Johnson and 04 Philip Pisciotta               independent auditors for the Corporation for the fiscal
                                                                         year ending February 28, 2003.


                                                                                  FOR        AGAINST     ABSTAIN
                                                                                 [___]        [___]       [___]


              FOR                 WITHHOLD
         all nominees             AUTHORITY
         listed above            to vote for
      (except as marked          all nominees
       to the contrary)          listed above

             [___]                  [___]


INSTRUCTIONS: To withhold authority to vote for any individual nominee,           This proxy when properly executed will be
write that nominee's name in the space provided below                             voted in the manner directed herein by
                                                                                  the Stockholder. If no contrary specification
__________________________________________________________________________        is made, this proxy will be voted FOR the
                                                                                  election of the nominees of the Board of
                                                                                  Directors and FOR the proposal set forth
                                                                                  above, and in the appointed proxies' discretion
                                                                                  upon such other business as may properly come
                                                                                  before the meeting.

                                                                                  Please date, sign as your name appears to left,
                                                                                  and return this proxy in the enclosed envelope,
                                                                                  whether or not you expect to attend the meeting.
                                                                                  You may nevertheless vote in person if you do
                                                                                  attend.

                                                                                  Date: __________________________________, 2002


                                                                                  ______________________________________________
                                                                                                       Signature

                                                                                  ______________________________________________
                                                                                                       Signature


                                                                                 (Executors, administrators, trustees, custodians,
                                                                                  etc., should indicate capacity in which signing.
                                                                                  When stock is held in the names of more than one
                                                                                  person each person should sign the proxy.)




/\------------------------------------------------FOLD AND DETACH HERE------------------------------------------------------------/\